Exhibit 21.1

LIST OF SUBSIDIARIES OF SES

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization
Luxembourg Space Sector Development General Partner S.à r.l.	Luxembourg
Luxembourg Space Sector Development SCSp	Luxembourg
LuxGovSat S.A.	Luxembourg
SES-17 S.à r.l.	Luxembourg
SES Asia S.à r.l.	Luxembourg
SES Astra S.A.	Luxembourg
SES Astra Services Europe S.à r.l.	Luxembourg
SES Engineering (Luxembourg) S.à r.l.	Luxembourg
SES Insurance International (Luxembourg) S.A.	Luxembourg
SES Insurance International Re (Luxembourg) S.A.	Luxembourg
SES Latin America S.à r.l.	Luxembourg
SES LU Satellite Holdings S.à r.l.	Luxembourg
SES LU US Holdings S.à r.l.	Luxembourg
SES mPOWER S.à r.l.	Luxembourg
SES Networks Lux S.à r.l.	Luxembourg
SES Networks Satellites S.à r.l.	Luxembourg
SES Techcom S.A.	Luxembourg
SES Astra 1P S.à r.l.	Luxembourg
SES Satellites Ventures S.à r.l.	Luxembourg
Société Européenne des Satellites Telecomunicaciones de Argentina S.A.	Argentina
O3b Teleport Services (Australia) Pty Ltd.	Australia
Redu Operations Services S.A.	Belgium
Redu Space Services S.A.	Belgium
Satellites Ventures (Bermuda) Ltd	Bermuda
New Skies Satellites Ltda	Brazil
SES DTH do Brasil Ltda	Brazil
SES Satelites Directo Ltda	Brazil
SES Telecomunicações do Brasil Ltda.	Brazil
Northern Americas Satellite Ventures Inc.	Canada
SES Telecomunicaciones de Chile SpA	Chile
SES Telecomunicaciones de Colombia S.A.S.	Colombia
ASTRA France S.A.	France
HD Plus GmbH	Germany
SES Germany GmbH	Germany
SES Media Solutions GmbH	Germany
SES HD Plus Ghana Limited Company	Ghana
SES Satellites (Gibraltar) Limited	Gibraltar
Jio Space Technology Limited	India
Orbitconnect India Private Limited	India
SES Satellites India Private Limited	India
SES Global technology Services India Private Limited	India
MX1 Limited	Israel
O3b Limited	Jersey
Sirius Satellite Services SIA	Latvia
QuetzSat Directo S. de R.L. de C.V.	Mexico
QuetzSat S. de R.L. de C.V.	Mexico
Satelites Globales S. de R.L. de C.V.	Mexico
SES Mexico, S. de R.L. de C.V.	Mexico
New Skies Satellites BV	Netherlands

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization
New Skies Satellites Argentina BV	Netherlands
New Skies Satellites Licensee BV	Netherlands
New Skies Satellites Mar BV	Netherlands
SES Engineering (Netherlands) BV	Netherlands
SES Holdings (Netherlands) BV	Netherlands
SES New Skies Marketing BV	Netherlands
SES Satellite Nigeria Limited	Nigeria
O3b Teleport Services (Peru) SAC	Peru
O3b Services (Portugal) Ltda	Portugal
SES Services Romania S.R.L.	Romania
SES World Skies Singapore Pte Limited	Singapore
SES ASTRA Africa Proprietary Limited	South Africa
SES Satélites Ibérica, S.L.	Spain
SES Astra AB	Sweden
SES Finance Services AG	Switzerland
SES Sirius Ukraina	Ukraine
Al Maisan Satellite Communications Company LLC	UAE
ASTRA (GB) Limited	UK
SES Defence UK Limited	UK
Americom Asia Pacific LLC	USA
Global Enterprise Solutions Inc.	USA
O3b Networks USA LLC	USA
SES 5G Customer Services LLC	USA
SES Americom (Asia 1A) LLC	USA
SES Americom Inc.	USA
SES Satellites International, LLC	USA
SES Space and Defense, Inc.	USA
SES US Satellite Holdings LLC	USA
SES SD Mission Partners, Inc	USA